UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 23, 2015, Michael A. Friedman, M.D. was appointed to the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”), effective immediately. Concurrent with his appointment as a director, Dr. Friedman was also appointed to the Governance and Nominating Committee of the Board (the “Governance Committee”). Also, effective July 23, 2015, the authorized number of directors was increased to nine.

Dr. Friedman is an Emeritus Cancer Center Director of City of Hope, a leading cancer research, treatment, and education institution. Dr. Friedman was the President and Chief Executive Officer of City of Hope from May 2003 to December 2013 and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a Senior Vice President of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1999. Dr. Friedman received a Bachelor of Arts degree, magna cum laude, from Tulane University, and a Doctorate in Medicine from the University of Texas. Dr. Friedman has served on the Board of Directors of Celgene Corporation since February 2011, of MannKind Corporation since December 2003, and of Smith & Nephew plc since April 2013.

Dr. Friedman will receive an annual cash retainer of $50,000 for his service as a non-employee director and an additional $4,000 for his service as a member of the Governance Committee, in each case prorated for time served during the fiscal year ending December 31, 2015. Pursuant to the Company’s 2000 Non-Employee Directors’ Stock Option Plan and the 2010 Incentive Award Plan, on July 23, 2015, Dr. Friedman also received the following automatic non-discretionary grants: (i) an option to purchase 1,575 shares of the Company’s common stock, with one-third of the shares underlying the option vesting after one year from the date of grant and the remainder vesting monthly thereafter; and (ii) 975 restricted stock units with one-third of the units vesting annually, each subject to continued service through the applicable vesting dates.

Item 7.01.    Regulation FD.

A copy of the press release announcing Dr. Friedman’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: July 27, 2015	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2015.